UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2019

Dell Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dell Way Round Rock, Texas		78682
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On March 6, 2019, Dell Technologies Inc. (the “Company”) issued a press release announcing the commencement of a private offering of $4 billion aggregate principal amount of First Lien Notes to be issued by two of its wholly-owned subsidiaries, Dell International L.L.C. and EMC Corporation (the “co-issuers”). A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Subsequently, on March 6, 2019, the Company issued a press release announcing the pricing of the previously announced offering by the co-issuers of $1,000,000,000 aggregate principal amount of 4.000% First Lien Notes due 2024, $1,750,000,000 aggregate principal amount of 4.900% First Lien Notes due 2026 and $1,750,000,000 aggregate principal amount of 5.300% First Lien Notes due 2029 (collectively, the “Notes”). This represents an increase of $500,000,000 in aggregate principal amount in the offering size of the Notes. The offering is expected to close on March 20, 2019, subject to customary closing conditions. A copy of the press release is filed as Exhibit 99.2 to this report and incorporated herein by reference.

The Company intends to use the net proceeds from the offering of the Notes, together with the net proceeds of concurrent refinancings described below, to redeem or repay all of the co-issuers’ outstanding 3.480% first lien notes due 2019 (the “2019 first lien notes”), with any remaining proceeds to repay outstanding amounts under its term loan A-5 facility which matures in 2019 and pay related premiums, accrued interest, fees and expenses, within 90 days of the closing of the offering. As a result, the Company expects that these transactions will have no material impact on the aggregate principal amount of indebtedness outstanding.

The offering of the Notes is part of a series of refinancing transactions, pursuant to which the Company intends to refinance its term loan A-2 facility whereby each existing lender will have the option to participate in the extension and “rollover” of its existing loans under such facility into a new five-year senior secured term loan A-6 facility under the Company’s senior secured credit facilities (the “term loan A-6 facility”) and make additional commitments under the term loan A-6 facility. Any loans that are not extended and “rolled over” into the term loan A-6 facility are expected to continue to remain outstanding under the term loan A-2 facility. The Company also intends to increase the aggregate principal amount of loans under its existing margin loan facility by $650 million. The consummation of these concurrent refinancings is not conditioned on the closing of the offering of the Notes, and the closing of the offering of the Notes is not conditioned upon the closing of either of the concurrent refinancings.

The offering of the Notes was made in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in the United States only to persons reasonably believed to be “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act, or outside the United States pursuant to Regulation S under the Securities Act.

On March 6, 2019, the Company provided notice of its election to redeem (the “Redemption”) all $3.75 billion aggregate principal amount outstanding of the co-issuers’ outstanding 2019 first lien notes. The 2019 first lien notes are expected to be redeemed on March 21, 2019 (the “Redemption Date”). The Company’s obligation to complete the Redemption is conditioned upon the receipt on or prior to the Redemption Date by the co-issuers of net proceeds from the offering of the Notes in an amount sufficient to pay the redemption price pursuant to the Redemption. This Current Report on Form 8-K does not constitute a notice of redemption of the 2019 first lien notes.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following document is herewith filed as an exhibit to this report:

Exhibit Number	Description of Exhibit

99.1	Press Release dated March 6, 2019

99.2	Press Release dated March 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2019	Dell Technologies Inc.

	By:	/s/ Janet M. Bawcom
Janet M. Bawcom
Senior Vice President and Assistant Secretary
(Duly Authorized Officer)